Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	NexGen Energy Ltd.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-28
Reporting Entity ESTMA Identification Number	E186014		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Benjamin Salter				Date	2025-05-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	NexGen Energy Ltd.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E186014
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada	Canadian Nuclear Safety Commission ("CNSC")			1,411,434.11					1,411,434	CNSC fees
Canada	Government of Canada	Receiver General for Canada - Health Canada			13,985.19					13,985	Dosimeter fees
Canada	Government of Canada	Receiver General for Canada - Innovation, Science and Economic Development Canada (Radio)			5,446.38					5,446	Radio Annual License
Canada	Government of Canada	Receiver General for Canada - Statistics Canada			830.01					830	Custom Census
Canada	Government of Canada	Receiver General for Canada - Natural Resources Canada			3,163.50					3,164
Canada	Government of British Columbia	Ministry of Finance	541,076.37							541,076
Canada	Government of Saskatchewan	Ministry of Environment			24,826.26					24,826	Payment for Sand and Gravel Lease
Canada	Birch Narrows Dene Nation				449,304.29					449,304	Community Support and MBA Commitments
Canada	Buffalo River Dene Nation				676,551.85					676,552	Community Support and IBA Commitments
Canada	Clearwater River Dene Nation				778,619.63					778,620	Community Support and IBA Commitments
Canada	Ya'thi Néné Land and Resource Office				38,725.00					38,725	Engagement and Technical Support
Canada	Métis Nation Saskatchewan (MN-S)				10,000.00					10,000	Community Support and IBA Commitments
Canada	Clearwater Clearlake Metis Economic Development Corporation				1,527,000.00					1,527,000	Community Support and IBA Commitments
Canada	MLTC Program Services Inc				1,100.00					1,100	Community Events and Engagement Support
Canada	Northern Village of Buffalo Narrows and Community				28,000.00					28,000	Community Events and Engagement Support
Canada	National Coalition of Chiefs				20,000.00					20,000	Event Supports
Canada	Northern Hamlet of Turnor Lake and Community				53,500.00					53,500	Community Events and Engagement Support
Canada	ACFN Dene Lands & Resource Management Co				8,702.99					8,703	Community Events and Engagement Support
Canada	Northern Village of La Loche and Community				353,207.47					353,207	Community Events and Engagement Support

Additional Notes:	As required by Canada's Extractive Transparency Measures Act ("ESTMA"), NexGen Energy Ltd. has reported to the Canadian government payments made to governments in Canada and the United States. These payments include fees paid during a year by NexGen Energy Ltd. to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	NexGen Energy Ltd				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E186014
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Rook I	541,076		5,404,397					5,945,473

Additional Notes[3]:	As required by Canada's Extractive Transparency Measures Act ("ESTMA"), NexGen Energy Ltd. has reported to the Canadian government payments made to governments in Canada and the United States. These payments include fees paid during a year by NexGen Energy Ltd. to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals.